Exhibit 99.1

Cavium Contact:

Art Chadwick	Angel Atondo
Vice President of Finance and Administration	Sr. Marketing Communications Manager
and Chief Financial Officer	Tel: (408) 943-7417
Tel: (408) 943-7104	Email: angel.atondo@cavium.com
Email: art.chadwick@cavium.com

Cavium Announces Updated Financial Outlook for Q3 2011

San Jose, Calif., September 22, 2011– Cavium, Inc. (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, and the digital home, today announced that financial results in the third quarter of 2011 will be below the company’s previous outlook.

The company now expects revenue for the third quarter of 2011 to be approximately 4% to 6% lower than second quarter 2011 revenue of $71.6 million, based on information currently available. The company expects that non-GAAP gross margins and non-GAAP operating expenses in the third quarter will be consistent with previous guidance.

“Customer revenues have been weaker than expected this quarter, in the enterprise market as well as recognized software services revenue. Sales into the enterprise market were affected by a much larger than expected impact of a hub transition at one of our major customers as well as lower demand from other enterprise customers as they adjust their supply chain inventory due to the softer demand environment”, said Syed Ali, president and CEO of Cavium. “However, we continue to experience high levels of design win activity across multiple product families and are confident that we are well positioned for the future.”

Q3 2011 Results Conference Call

Cavium, Inc. will announce third quarter 2011 financial results and hold a conference call on October 31st, 2011.The company will provide more details on third quarter 2011 results and expectations for the fourth quarter of 2011 during that conference call. The conference call will be available via a live web cast on the investor relations section of the Cavium website at http://www.cavium.com.

About Cavium

Cavium is a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications and the digital home. Cavium offers a broad portfolio of integrated, software-compatible processors ranging in performance from 10 Mbps to 40 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access and service provider equipment. Cavium processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium’s corporate office is in San Jose, CA and Cavium has design team locations in California, Massachusetts, China, India and Taiwan. For more information, please visit: http://www.cavium.com.

Note on Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations. Cavium’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks, uncertainties and assumptions. The risks and uncertainties that could cause Cavium’s results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the timing and amount of Cavium’s customers’ orders for its products, the rate of new design wins, acceptance by customers of Cavium’s new product introductions, whether or not the company can continue to maintain or expand gross margins and operating margins, the rate at which existing design wins go into production, pricing pressures, general economic conditions, manufacturing difficulties and other risks and uncertainties described more fully in Cavium’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of Cavium’s Form 10-Q filed with the Securities and Exchange Commission on August 5, 2011. All forward-looking statements in this press release are based on information available to Cavium as of the date hereof and qualified in their entirety by this cautionary statement, and Cavium assumes no obligation to revise or update these forward-looking statements.